Exhibit 10.4


                               FIRST AMENDMENT TO
                      EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT
                                     BETWEEN
                              FIRST IPSWICH BANCORP
                                       AND
                              NEIL ST. JOHN RAYMOND


      This First Amendment to the Executive Supplemental Compensation Agreement by and between First Ipswich Bancorp, a Massachusetts corporation (hereinafter referred to as the "Company") and Neil St. John Raymond of Ipswich, Massachusetts (hereinafter referred to as the "Executive") dated March 31, 2004 (the "Agreement").

                              W I T N E S S E T H:

      WHEREAS, the Company and Executive entered into the Agreement to provide for certain supplemental retirement benefits, as defined therein; and

      WHEREAS, subsequent to the date of the Agreement, Internal Revenue Code of 1986 (the "Code") Section 409A was enacted; and

      WHEREAS, Code Section 409A imposes certain restrictions on the provisions of non-qualified deferred compensation plans as to benefits that accrue and become vested after December 31, 2004; and

      WHEREAS, the Executive and the Company desire to amend the Agreement to comply with Code Section 409A.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

      1. As to benefits that accrued and became vested through the period ended December 31, 2004 (the "Vested Benefit as of December 31, 2004"), the Agreement dated March 31, 2004 shall continue in full force and effect.

      2. As to benefits accruing and becoming vested for periods beginning January 1, 2005 and thereafter, the following amendments to the Agreement apply:

            A. "Separation from Service" means that the Executive's service as an employee (and, solely to the extent required to constitute a "separation from service" for purposes of Code Section 409A, as an independent contractor) to the Company or any member of a controlled group, as determined under Code Section 414, to which the Company belongs, has terminated for any reason, other than by reason of a leave of absence approved by the Company.

            B. Notwithstanding any provision of this Agreement to the contrary, if the Company is publicly-traded on an established securities exchange or otherwise, and if the Executive is considered a "key employee," as defined in Section 416(i) of the Code at the time any benefit distribution under this Agreement would commence, any such benefit distribution otherwise payable to the Executive earlier than six (6) months after the date the Executive's Separation from Services, shall be deferred and paid to the Executive one day after the expiration of such six (6) month period.

            C. Section 1 is deleted in its entirety and the following new
      Section 1 is inserted:

            "1. Retirement; Payments. Upon termination of Executive's employment due to Retirement, as provided herein, the Company will pay to the Executive as a single lump sum payment, the actuarial equivalent of receiving the Net Retirement Benefit described below in equal monthly installments each year for 15 years. "Retirement" shall mean the termination of Executive's employment at any time after the date hereof for any reason (other than the Company's termination of the Executive for Cause, as defined herein), including termination because of death, permanent disability, early retirement or after a Change in Control (as defined herein)."


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

            D. The second sentence of Section 4(a) Offsets, involving the calculation of the "Social Security Offset" is deleted in its entirety.

            E. Section 5. Forms of Payment is deleted in its entirety.

      3. For all purposes of this Agreement, Change in Control shall have the meaning set forth in the Severance Agreement between Executive and Company dated March 31, 2004, whether or not such agreement continues in effect.

      4. The last sentence of Section 3 shall be amended to read as follows:

            "The `Benefit Computation Amount' shall be the average of only the Executive's annual contractual salary and bonus during the three (3) consecutive calendar years in which his combined salary and bonus is the highest, as determined by reference to the W-2 forms issued by the Company." Any waived compensation shall not be used in the computation.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed under seal by its duly authorized officer, and the Executive has hereunto set his hand and seal at Ipswich, Massachusetts, on this 21 day of July, 2006.

Witness:                              First Ipswich Bancorp


/s/ Timothy L. Felter                         By: /s/ Russell G. Cole
-------------------------------               ----------------------------------
                                                  Russell G. Cole
                                                  President and CEO


Witness:


/s/ Carol A. Lloyd                            /s/ Neil St. John Raymond
-------------------------------               ----------------------------------
                                              Neil St. John Raymond, Executive


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